SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 30, 2006

                          BRADLEY PHARMACEUTICALS, INC.
               (Exact name of registrant as specified in charter)

           Delaware                       001-31680               22-2581418
(State or other jurisdiction of      (Commission File           (IRS Employer
        incorporation)                    Number)            Identification No.)

383 Route 46 West, Fairfield, New Jersey                            07004
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (973) 882-1505

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial
Obligation or an Obligation under an Off-Balance Sheet Arrangement.

      As a consequence of Bradley Pharmaceutical Inc.'s (the "Company") failure to file its Annual Report on Form 10-K for the year ended December 31, 2005 (the "2005 Form 10-K") by April 30, 2006, the Company has breached a provision under its $110 million Amended and Restated Credit Agreement, as amended, with a syndicate of lenders led by Wachovia Bank. The Company intends to request that its lenders provide it with a waiver of the existing default, a 20-day extension to file its 2005 Form 10-K and an extension of time to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

      A copy of the Company's related press release, which was issued on May 1, 2006, is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

No.               Description
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99.1              Press release dated May 1, 2006.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 BRADLEY PHARMACEUTICALS, INC.

                                                 By: /s/ R. Brent Lenczycki
                                                     ---------------------------
                                                     R. Brent Lenczycki, CPA
                                                     Chief Financial Officer and
                                                     Vice President

Dated: May 1, 2006


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                                  EXHIBIT LIST

No.               Description
---               -----------

99.1              Press release dated May 1, 2006.


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